Exhibit 99.1

Cheetah Net Supply Chain Service Inc. Announces First Quarter 2025 Results and Provides Corporate Update

IRVINE, May 5, 2025 (GLOBE NEWSWIRE) – Cheetah Net Supply Chain Service Inc. (“Cheetah” or the “Company”) (Nasdaq CM: CTNT), a provider of logistics and warehousing services, today reported results for the quarter ended March 31, 2025 and provided a corporate update.

Recent Highlights

•	Continuous challenging market conditions in the People’s Republic of China (the “PRC”) have resulted in an industry-wide slowdown of parallel-import vehicle sales, including price and volume drops in the luxury car models and the Company’s margin was significantly compressed or eliminated. The Company experienced significantly dropped sales volume in the parallel-import vehicle segment during the year ended December 31, 2024. On March 5, 2025, Company’s board of directors (the “Board”) approved the discontinuation of its parallel-import vehicle business.

Tony Liu, Cheetah’s Chairman and CEO commented, “Our financial performance during the first quarter of 2025 reflected the consequences of our business strategic shift to logistics and warehousing under the significant challenging market conditions, such as the U.S. tariff policies on international trade and the increasing trade tensions between the U.S. and the PRC. By focusing on improving operational efficiencies and expanding service offerings, our newly acquired subsidiary, TW & EW Services Inc (“TWEW”), had higher revenues than the earlier acquired subsidiary, Edward Transit Express Group Inc. (“Edward”), reflecting our business transformation and strategic shift underway. Management will continue to take initiatives to seek out new business opportunities. We estimate it will take longer than expected to generate ideal profits but have confidence that we are positioning the Company for substantial future growth in this business.”

First Quarter 2025 Financial Results

Continuing operations- logistics and warehousing business

For the three months ended March 31, 2025, the Company reported revenue of $479,799 from the logistics and warehousing services segment, including $62,515, or 13.0%, of its total revenue from Edward and $417,284, or 87.0%, of its total revenue from TWEW.

Revenue from Edward decreased by 18.6%, primarily due to the decreased international trade flow resulting from the trade tensions between China and the U.S.

The Company also reported cost of revenue of $423,543 for the three months ended March 31, 2025, mainly consisted of the labor costs for TWEW and ocean freight service costs for Edward. The Company reported a gross profit of $56,256 for the three months ended March 31, 2025.

General and administrative expenses for the Company’s continuing operations increased by $0.2 million, or 30.3%, to $1.0 million for the three months ended March 31, 2025 from $0.8 million for the three months ended March 31, 2024, primarily due to (i) an increase of $0.1 million in personnel-related expenses, which was attributed to the hiring of additional staff to support the newly launched logistics and warehousing segment, (ii) an increase of $0.1 million in rental and leases following the acquisition of Edward and a new office workspace in California in July 2024, (iii) an increase of $22,547 in travel and entertainment expenses as part of business development efforts and client engagement, (iv) an increase of $27,067 in depreciation and amortization expenses, primarily due to the acquisition of new fixed assets and recorded intangible assets from the Edward and TWEW acquisitions, (v) an increase of 14,716 in other miscellaneous general and administration expenses during the three months ended March 31, 2025, partially offset by a decrease of $51,911 in legal and accounting fees due to additional professional fees for preparing a registration statement on Form S-1 during the first quarter of 2024. a decrease of $19,237 in insurance expenses resulting from a change in the Company’s insurance provider.

Cheetah Net Supply Chain Service Inc.

·(949) 418 7804 ·8707 Research Drive, Irvine, CA 92618

Share-based compensation expenses were $16,185 and nil for the three months ended March 31, 2025 and 2024, respectively.

Interest income from continuing operations was $208,090 for the three months ended March 31, 2025, compared to $28,930 for the three months ended March 31, 2024, representing an increase of $179,160, or 619.3%. The significant increase was primarily driven by interest earned on short-term loan receivables and certificates of deposit, funded by the net proceeds from the Company’s initial public offering and its public offerings closed in May and July 2024.

The Company had a net loss of $753,909 from our continuing operations for the three months ended March 31, 2025, compared to net loss of $608,930 for the same period of 2024.

Discontinued Operations- parallel-import vehicle business

During the three months ended March 31, 2024, the Company generated revenue of $1.4 million from the parallel-vehicle business. Only 13 units of vehicles were sold following the significant downturn of parallel-import vehicle business as stated under “Recent Highlights.”

The Company also reported cost of revenue of $1.4 million, mainly the fulfillment expenses and a gross loss of $9,283 of the discontinued business for the three months ended March 31, 2024.

Selling Expenses and interest expenses for the discontinued parallel-import vehicle business was $78,840 and 54,459, respectively, for the three months ended March 31, 2024.

Net loss for the discontinued operations was approximately $142,582 for the three months ended March 31, 2024.

As a result of the above factors, the Company reported an overall net loss of $753,909 for the first quarter of 2025, as compared to net income of $608,930 in the same period of 2024.

Liquidity and Cash Flow

As of March 31, 2025, the Company had current assets of $10.2 million, consisting of cash and cash equivalents of $0.3 million, $9.1 million in loan receivables, $0.5 million of other receivables, $0.1 million of accounts receivable, and $0.2 million in prepaid expenses other current assets from continuing operations. The Company’s current liabilities, all of which related to continuing operations, totaled approximately $0.9 million, consisting of $0.5 million of operating lease liabilities, $0.3 million of other payables, and $0.1 million of loan payable, including the current portion of long-term borrowings.

During the three months ended March 31, 2025, the Company reported net cash flow of $1.8 million provided by operating activities, $3.0 million provided by investing activities, and $68,539 used in financing activities.

Cheetah Net Supply Chain Service Inc.

·(949) 418 7804 ·8707 Research Drive, Irvine, CA 92618

As of March 31, 2025, the Company had total stockholders’ equity of $11.9 million, compared to $12.6 million as of December 31, 2024.

The Company is working to further improve its liquidity and capital sources primarily by generating cash from operations, debt financing, and, if needed, financial support from its principal stockholders. If necessary to fully implement its business plan and sustain continued growth, the Company may seek additional equity financing from outside investors. Based on the current operating plan, management believes that the aforementioned measures collectively will provide sufficient liquidity to meet the Company’s future liquidity and capital requirements for at least 12 months from the issuance date of its consolidated financial statements.

Forward-Looking Statements

This press release contains certain forward-looking statements, including statements that are predictive in nature. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K under the caption “Risk Factors.”

For more information, please contact:

Cheetah Net Supply Chain Service Inc.

Investor Relations

(949)4187804
ir@cheetah-net.com

Cheetah Net Supply Chain Service Inc.

·(949) 418 7804 ·8707 Research Drive, Irvine, CA 92618

CHEETAH NET SUPPLY CHAIN SERVICE INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET DATA

	March 31,	December 31,
	2025	2024*

	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$324,142	$1,650,962
Accounts receivable	59,059	47,976
Loan receivable	9,114,695	6,088,295
Other receivable	500,862	370,696
Prepaid expenses and other current assets	247,188	338,642
Current assets of discontinued operations	—	2,540,501
TOTAL CURRENT ASSETS	10,245,946	11,037,072
NONCURRENT ASSETS:
Property, plant, and equipment, net	388,513	398,395
Operating lease right-of-use assets	1,693,790	1,836,521
Deferred tax assets, net	600	—
Intangibles, net	1,035,000	1,063,072
Goodwill	1,044,394	1,044,394
Other non-current asset	100,000	—
TOTAL ASSETS	$14,508,243	$15,379,454

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$33,010	$18,992
Current portion of long-term debt	35,013	34,577
Loan payable from premium finance	60,871	120,461
Tax payable	5,200	—
Operating lease liabilities, current	524,140	438,351
Accrued liabilities and other current liabilities	257,388	217,980
Current liabilities of discontinued operations	—	52,900
TOTAL CURRENT LIABILITIES	915,622	883,261
NONCURRENT LIABILITIES:
Long-term debt, net of current portion	600,634	610,020
Operating lease liabilities, net of current portion	1,112,039	1,268,501
TOTAL LIABILITIES	$2,628,295	$2,761,782

STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 3,218,886 and 1,119,750 shares issued and outstanding, including*:
Class A common stock, $0.0001 par value, 891,750,000 shares authorized, 2,672,011 and 604,125 shares issued and outstanding	267	267
Class B common stock, $0.0001 par value, 108,250,000 shares authorized, 546,875 and 515,625 shares issued and outstanding	55	55
Additional paid-in capital	17,314,146	17,297,961
Accumulated deficit	(5,434,520)	(4,680,611)
TOTAL STOCKHOLDERS’ EQUITY	11,879,948	12,617,672

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$14,508,243	$15,379,454

* Retrospectively adjusted for the reverse split of the Company’s common stock at a ratio of 1-for-16, which took effect on October 21, 2024 (the “Reverse Stock Split”).

Cheetah Net Supply Chain Service Inc.

·(949) 418 7804 ·8707 Research Drive, Irvine, CA 92618

CHEETAH NET SUPPLY CHAIN SERVICE INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2025	2024**

	(Unaudited)
REVENUE	$479,799	$76,834

COST OF REVENUE	423,543	42,500

GROSS PROFIT	56,256	34,334

OPERATING EXPENSES
General and administrative expenses	1,000,519	767,642
Share-based compensation expenses	16,185	—
TOTAL OPERATING EXPENSES	1,016,704	767,642

LOSS FROM OPERATIONS	(960,448)	(733,308)

OTHER INCOME (EXPENSES)
Interest income	208,090	28,930
Interest expenses	(8,812)	(8,305)
Other income	12,616	621
OTHER INCOME, NET	211,894	21,246

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(748,554)	(712,062)

Income tax provision (benefits)	5,355	(245,714)

LOSS FROM CONTINUING OPERATIONS	(753,909)	(466,348)

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX**	—	(142,582)

NET LOSS	$(753,909)	$(608,930)

Loss from continuing operations per ordinary share - basic and diluted*	$(0.23)	$(0.40)
Loss from discontinued operations per ordinary share - basic and diluted*	$0.00	$(0.12)
Loss per share - basic and diluted*	$(0.23)	$(0.52)
Weighted average shares - basic and diluted*	3,218,886	1,171,307

*  Retrospectively adjusted for the Reverse Stock Split.

** Reclassification- certain reclassifications have been made to the financial statements for the period ended March 31, 2024, to conform to the presentation for the discontinued operations, with no effect on previously reported net income (loss).

Cheetah Net Supply Chain Service Inc.

·(949) 418 7804 ·8707 Research Drive, Irvine, CA 92618

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock*

	Class A		Class B		Additional			Total
	Common		Common		paid-in	Subscription	Accumulated	Stockholders’
	stock	Amount	stock	Amount	capital	Receivable	Deficit	Equity
Balance, December 31, 2024	2,672,011	$267	546,875	$55	$17,297,961	$—	$(4,680,611)	$12,617,672

Share-based compensation expenses	—	—	—	—	16,185	—	—	16,185
Net loss from continuing operations for the year	—	—	—	—	—	—	(753,909)	(753,909)

Balance, March 31, 2025	2,672,011	$267	546,875	$55	$17,314,146	$—	$(5,434,520)	$11,879,948

	Common Stock*
	Class A		Class B		Additional		Retained Earnings	Total
	Common		Common		paid-in	Subscription	(Accumulated	Stockholders’
	stock	Amount	stock	Amount	capital	Receivable	Deficit)	Equity
Balance, December 31, 2023	604,125	$60	515,625	$52	$6,996,275	$(600,000)	$508,241	$6,904,628

Termination of equity classified warrant	—	—	—	—	(78,125)	—	—	(78,125)
Issuance of common stock for acquisition	79,521	8	—	—	899,992	—	—	900,000
Net loss from continuing operations for the year	—	—	—	—	—	—	(466,348)	(466,348)
Net loss from discontinued operations for the year							(142,582)	(142,582)

Balance, March 31, 2024	683,646	$68	515,625	$52	$7,818,142	$(600,000)	$(100,689)	$7,117,573

Cheetah Net Supply Chain Service Inc.

·(949) 418 7804 ·8707 Research Drive, Irvine, CA 92618

CHEETAH NET SUPPLY CHAIN SERVICE INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	March 31,
	2025	2024

	(Unaudited)
Cash flows from operating activities:
Net Loss	$(753,909)	$(608,930)
Less: Loss from discontinued operations, net of tax	—	(142,582)
Loss from continuing operations	(753,909)	(466,348)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	9,882	2,171
Amortization of operating lease right-of-use assets	79,730	38,560
Amortization of Intangible Assets	28,071	8,714
Share-based compensation expenses	16,185	—
Deferred income tax benefits	—	(247,343)
Changes in operating assets and liabilities:
Accounts receivable	(11,083)	11,890
Other receivables	(230,166)	(672,295)
Prepaid expenses and other current assets	90,856	(35,785)
Other payables and other current liabilities	5,734	41,152
Operating lease liabilities	(7,674)	(8,475)
Cash used in operating activities-continuing operations	(772,374)	(1,470,341)
Cash provided by operating activities-discontinued operations *	2,540,500	3,166,058
Net cash provided by operating activities	1,768,126	1,695,717

Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(220,117)
Loans made to third parties	(3,075,400)	—
Loans repayment received from third parties	49,000	172,500
Cash used in investing activities-continuing operations	(3,026,400)	(47,617)
Net cash used in investing activities	(3,026,400)	(47,617)

Cash flows from financing activities:
Cash paid for warrant termination	—	(78,125)
Repayments of premium finance	(59,590)	(73,713)
Repayments of long-term borrowings	(8,949)	(8,068)
Borrowing from a related party	—	(13,423)
Cash provided by financing activities-continuing operations	(68,539)	(173,329)
Cash used in financing activities-discontinued operations*	—	(1,004,565)
Net cash used in financing activities	(68,539)	(1,177,894)

Net (decrease) increase in cash	(1,326,813)	470,206
Cash, beginning of year	1,650,955	432,998
Cash, end of year	324,142	903,204
Cash of continuing operations	$324,142	$903,204

Supplemental cash flow information
Cash paid for income taxes	$155	$—
Cash paid for interests	$8,812	$7,552

Noncash Financing and investing activities:
Fair value of common stock issued for acquisition	$-	$1,700,000

Cheetah Net Supply Chain Service Inc.

·(949) 418 7804 ·8707 Research Drive, Irvine, CA 92618

Reclassification- certain reclassifications have been made to the financial statements for the three months ended March 31, 2024, to conform to the presentation for the discontinued operations, with no effect on previously reported net income (loss).

Cheetah Net Supply Chain Service Inc.

·(949) 418 7804 ·8707 Research Drive, Irvine, CA 92618